Exhibit 8.1

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Davis Polk & Wardwell London LLP 5 Aldermanbury Square London EC2V 7HR	020 7418 1300 tel 020 7418 1400 fax

January 24, 2019

Mereo Biopharma Group PLC

One Cavendish Place, 4th Floor

London W1G 0QF

United Kingdom

Ladies and Gentlemen:

We are acting as United States counsel to Mereo Biopharma Group plc, a company incorporated in England and Wales (the “Company”), in connection with the preparation of the registration statement on Form F-4 (the “Registration Statement”), relating to American depositary shares (the “ADSs”) representing new ordinary shares of £0.003 each in the capital of the Company to be issued by the Company pursuant to the merger contemplated by the agreement and plan of merger and reorganization dated 5 December 2018 between the Company, Mereo US Holdings Inc., Mereo Mergerco One Inc. and Oncomed Pharmaceuticals, Inc. The Company is filing the Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

We have examined such matters of fact and law as we have deemed necessary or advisable for the purpose of our opinion.

We hereby confirm that our opinion as to the material U.S. federal income tax consequences to U.S. Holders of the ownership of the ADSs following their receipt from the Company is set forth in full under the caption “Material U.S. Federal Income Tax Considerations—Material U.S. Federal Income Tax Considerations of Owning Mereo ADSs or Mereo Shares” in the Registration Statement.

We are members of the Bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States.

We hereby consent to the use of our name under the caption “Legal Matters” in the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this letter.

In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Davis Polk & Wardwell London LLP

Davis Polk & Wardwell London LLP is a limited liability partnership formed under the laws of the State of New York, USA,

and is authorised and regulated by the Solicitors Regulation Authority with registration number 566321.

Davis Polk includes Davis Polk & Wardwell LLP and its associated entities.